Exhibit 4.2

EXECUTION VERSION

AMENDMENT TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

This AMENDMENT, dated as of March 16, 2015 (this “Amendment”), to Amended and Restated Note Purchase Agreement is entered into by and among CHENIERE CCH HOLDCO II, LLC, a Delaware limited liability company (“Issuer”), EIG MANAGEMENT COMPANY, LLC, a Delaware limited liability company, as administrative agent for the Note Holders (“Agent”) and each Person identified as a Note Purchaser on the signature pages hereto (the “Note Purchasers”).

RECITALS

A. Reference is made to that certain Amended and Restated Note Purchase Agreement, dated as of March 1, 2015, by and among Issuer, Agent, The Bank of New York Mellon, as collateral agent for the Note Holders, each Person identified as a Note Purchaser on the signature pages thereto (collectively, the “Existing Note Purchasers”), and, solely for purposes of acknowledging and agreeing to Section 9 thereto, Cheniere Energy, Inc. (as amended, amended and restated, supplemented or otherwise modified from time to time and including all schedules and exhibits thereto, the “Amended and Restated Note Purchase Agreement”).

B. The Issuer and the Required Note Holders desire to amend the Amended and Restated Note Purchase Agreement as set forth herein.

AGREEMENTS

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Issuer and the Note Purchasers hereby agree as follows:

SECTION 1. Defined Terms. Except as otherwise expressly provided herein, capitalized terms used herein (including in the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Amended and Restated Note Purchase Agreement. The rules of construction specified in subsection 1.3 of the Amended and Restated Note Purchase Agreement also apply to this Amendment mutatis mutandis.

SECTION 2. Amendments to NPA. The Amended and Restated Note Purchase Agreement is hereby amended as of the date hereof as follows:

(a) Section 2.1A(i) of the Amended and Restated Note Purchase Agreement is hereby amended by inserting the words and punctuation “(as may be updated by Agent (with notice to Issuer) to reflect any assignments made in accordance with Section 12.1 (including, for the avoidance of doubt, the consent of the Issuer as and to the extent required pursuant to Section 12.1A(v)))” immediately following the words “Schedule 2.1” in such section.

(b) Section 2.2A(i) of the Amended and Restated Note Purchase Agreement is hereby amended by inserting the words and punctuation “(as may be updated by Agent (with notice to Issuer to reflect any assignments made in accordance with Section 12.1 (including, for the avoidance of doubt, the consent of the Issuer as and to the extent required pursuant to Section 12.1A(v)))” immediately following the words “Schedule 2.2” in such section.

(c) Schedule 2.1 of the Amended and Restated Note Purchase Agreement is hereby deleted in its entirety and replaced with Schedule 2.1 attached as Exhibit A to this Amendment.

(d) Schedule 2.2 of the Amended and Restated Note Purchase Agreement is hereby deleted in its entirety and replaced with Schedule 2.2 attached as Exhibit B to this Amendment.

(e) Section 12.1A of the Amended and Restated Note Purchase Agreement is hereby amended by inserting the words “or commitments to purchase Notes” immediately after the first occurrence of the word “Notes” in the second paragraph of such section.

(f) Schedule 12.4 of the Amended and Restated Note Purchase Agreement is hereby deleted in its entirety and replaced with Schedule 12.4 attached as Exhibit C to this Amendment.

SECTION 3. Joinder of New Note Purchasers.

(a) The Note Purchasers identified as “New Note Purchasers” on the signature pages to this Amendment (the Note Purchasers party hereto that do not constitute Existing Note Purchasers) are referred to herein as the “New Note Purchasers”. Each New Note Purchaser hereby agrees to be a party to, and to be bound by the terms and conditions of, the Amended and Restated Note Purchase Agreement as a Note Purchaser thereunder.

(b) The parties agree that the funding instructions delivered by Issuer to Agent on March 10, 2015, are deemed to satisfy subsection 4.1U of the Amended and Restated Note Purchase Agreement with respect to all Note Purchasers (including, for the avoidance of doubt, the New Note Purchasers).

SECTION 4. Effect on Amended and Restated Note Purchase Agreement.

(a) Except as specifically amended hereby, all of the terms and conditions of the Amended and Restated Note Purchase Agreement are unaffected and shall continue to be in full force and effect and shall be binding on the parties hereto in accordance with their respective terms, except as expressly superseded by this Amendment. All references to the “Note Purchase Agreement” or the “Amended and Restated Note Purchase Agreement” in this Amendment and the other Note Documents shall be deemed to be references to the Amended and Restated Note Purchase Agreement as amended by this Amendment. This Amendment does not, except as explicitly set forth herein, constitute a waiver of compliance with, or modification or amendment of, any other term or condition under the Amended and Restated Note Purchase Agreement.

(b) This Amendment is a “Note Document” and shall constitute an amendment of the Amended and Restated Note Purchase Agreement made under and in accordance with the terms of subsection 12.6 of the Amended and Restated Note Purchase Agreement.

SECTION 5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the state of New York. Subsection 12.21 of the Amended and Restated Note Purchase Agreement is hereby incorporated by reference into this Amendment and shall apply hereto, mutatis mutandis, as if fully set forth herein.

SECTION 6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic means (including “.pdf” or “.tif” format) of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

[signature pages follow]

IN WITNESS WHEREOF, each of the undersigned have caused this Amendment to be executed by their respective duly Responsible Officers as of the date first written above.

ISSUER:

CHENIERE CCH HOLDCO II, LLC

By:	/s/ Michael J. Wortley
Name: Michael J. Wortley
Title: Chief Financial Officer

EXECUTION VERSION

AGENT:

EIG MANAGEMENT COMPANY, LLC
as Agent for the Note Holders

By:	/s/ Wallace Henderson
Name: Wallace Henderson
Title: Managing Director

By:	/s/ Brian Boland
Name: Brian Boland
Title: Vice President

NOTE PURCHASERS:

EIG ENERGY FUND XV, LP
By: EIG Management Company, LLC, its sub-advisor

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President

EIG ENERGY FUND XV-A, LP
By: EIG Management Company, LLC, its sub-advisor

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President

EIG ENERGY FUND XV-B, LP
By: EIG Management Company, LLC, its sub-advisor

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President

EIG ENERGY FUND XV (CAYMAN), LP
By: EIG Management Company, LLC, its sub-advisor

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President

EIG ENERGY FUND XVI, LP
By: EIG Management Company, LLC, its manager

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President

EIG ENERGY FUND XVI-B, LP
By: EIG Management Company, LLC, its manager

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President

EIG ENERGY FUND XVI-E, LP
By: EIG Management Company, LLC, its manager

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President

EIG ENERGY FUND XVI (CAYMAN), LP
By: EIG Management Company, LLC, its manager

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President

EIG ENERGY FUND XVI (SCOTLAND), LP
By: EIG Management Company, LLC, its manager

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President

EIG-KEATS ENERGY PARTNERS, L.P.

By: EIG-Keats Energy Partners GP, LLC, the General Partner

By: EIG Asset Management, LLC, its managing member

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President

NEW NOTE PURCHASERS:

EIG-GATEWAY DIRECT INVESTMENTS (CORPUS CHRISTI), L.P.
By: EIG Management Company, LLC, its manager

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President

EIG CORPUS CHRISTI CO-INVESTMENT, L.P.
By: EIG Management Company, LLC, its manager

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President

EIG CORPUS CHRISTI CO-INVESTMENT-B, L.P.
By: EIG Management Company, LLC, its manager

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President

EIG CORPUS CHRISTI CO-INVESTMENT-C, L.P.
By: EIG Management Company, LLC, its manager

By:	/s/ Wallace Henderson

Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland

Name:	Brian Boland
Title:	Vice President